Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael Castaldy, Principal Financial Officer of Dune Acquisition Corporation (the “Company”), hereby certify, that, to my knowledge:

1.	the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2022

By:	/s/ Michael Castaldy
Name:	Michael Castaldy
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)